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                                                                    EXHIBIT 99.2


                            THE MARQUEE GROUP, INC.
                         888 SEVENTH AVENUE, 37TH FLOOR
                            NEW YORK, NEW YORK 10019


        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
                      THE SPECIAL MEETING OF STOCKHOLDERS


     The undersigned hereby appoints Robert M. Gutkowski and Jan E. Chason, and each of them acting solely, proxies with full power of substitution and with all powers the undersigned would possess if personally present, to represent
and to vote at the Special Meeting of Stockholders to be held on     , 1999 and
at any adjournment or postponement thereof, as designated on the reverse side hereof AND IN THEIR DISCRETION WITH RESPECT TO ANY MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND OTHER MATTERS AS MAY PROPERLY COME BEFORE SUCH MEETING, all of the shares of common stock of The Marquee Group, Inc. held of
record by the undersigned as of the close of business on      , 1999. All
proxies previously given with respect to the shares covered hereby are hereby revoked.


                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE


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 [X] Please mark your vote as in this example

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE `FOR' THE FOLLOWING
PROPOSAL.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER AND AT THE DISCRETION OF PROXYHOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE FOLLOWING PROPOSAL AND AT THE DISCRETION OF THE PROXYHOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

1. PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JULY 23, 1998, AS AMENDED, AMONG SFX ENTERTAINMENT, INC., SFX ACQUISITION CORP. AND THE MARQUEE GROUP, INC., AND THE TRANSACTIONS CONTEMPLATED THEREBY PURSUANT TO WHICH SFX ACQUISITION CORP. WILL BE MERGED WITH AND INTO THE MARQUEE GROUP, INC., WITH THE MARQUEE GROUP, INC. SURVIVING THE MERGER AS A WHOLLY-OWNED SUBSIDIARY OF SFX ENTERTAINMENT, INC.


                      FOR  [ ]  AGAINST  [ ]  ABSTAIN  [ ]

           (Continued and to be signed and dated on the reverse side)
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                          (Continued from other side)

     PLEASE SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.


                                               --------------------------------

                                               SIGNATURE(S)


                                               --------------------------------

                                               DATE


                                               NOTE: Please sign exactly as
                                               name appears. When shares are
                                               held by joint tenants, both
                                               should sign. When signing as
                                               attorney-in-fact, executor,
                                               administrator, trustee or
                                               guardian, please give full title
                                               as such. If a corporation,
                                               please sign in full corporate
                                               name by the president or other
                                               authorized officer. If a
                                               partnership, please sign in
                                               partnership name by authorized
                                               person.